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                                                                    EXHIBIT 99.1

                                 COMPANY NOTICE
                                  TO HOLDERS OF
                       LIQUID YIELD OPTION NOTES DUE 2020
                                    ISSUED BY
                           ANIXTER INTERNATIONAL INC.

                             CUSIP NUMBER: 035290AC9

         NOTICE IS HEREBY GIVEN pursuant to the terms and conditions of the Indenture, dated as of June 28, 2000, between Anixter International Inc., a Delaware corporation ("Anixter"), and Bank of New York, a New York banking corporation, as Trustee (the "Paying Agent"), and the Company's Liquid Yield Option Notes due 2020 (the "Securities"), that at the option of each holder thereof (the "Holder"), the Securities will be purchased by the Company on June 28, 2005 for $356.28 per $1,000 principal amount at maturity of the Securities (the "Purchase Price"), subject to the terms and conditions of the Indenture, the Securities and this Company Notice (the "Option"). The Company irrevocably elects to pay the Purchase Price, and the Purchase Price for future purchases at the option of the Holder on June 28, 2010 and June 28, 2015, solely in cash. Holders may surrender their Securities from May 31, 2005 through 5:00 p.m., New York City time, on June 28, 2005. This Company Notice is being sent pursuant to the provisions of Section 3.08 of the Indenture and paragraph 6 of the Securities. All capitalized terms used but not specifically defined herein shall have the meanings given to such terms in the Indenture and the Securities.

         The Paying Agent is not currently accepting surrender of the Securities, and will not do so until May 31, 2005. Offer materials, including a Purchase Notice, will be provided supplementally on or before that date. On or before that date, the Company will file a Tender Offer Statement (including a Purchase Notice and other offer materials) with the U.S. Securities and Exchange Commission ("SEC"). The Tender Offer Statement will be made available to all Holders at no expense to them. The Tender Offer Statement will also be available at no charge at the SEC's website at www.sec.gov. The Tender Offer Statement will contain important information that should be read carefully.

         To exercise your option to have the Company purchase the Securities and receive payment of $356.28 per $1,000 principal amount at maturity of the Securities, you must validly surrender the Securities with a Purchase Notice (to be supplementally provided) to the Paying Agent (and not have withdrawn such surrendered Securities and Purchase Notice), on or after May 31, 2005 and prior to 5:00 p.m., New York City time, on Tuesday, June 28, 2005 (the "Purchase Date"). Securities surrendered for purchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on Tuesday, June 28, 2005 by delivery of a notice of withdrawal to the Paying Agent. The right of Holders to surrender Securities for purchase in the Option expires at 5:00 p.m., New York City time, on Tuesday, June 28, 2005. Holders that surrender through the Depository Trust Company ("DTC") need not submit Securities to the Paying Agent if such holders comply with the transmittal procedures of DTC. The Purchase Price for any Security so surrendered and not withdrawn will be paid promptly following the Purchase Date. The Securities are convertible at any time prior to maturity at the offices of the Paying Agent into 7.4603 shares of Company Common Stock per $1,000 principal amount at maturity of Securities. Securities for which a Purchase Notice have been given may be converted only if the Purchase Notice has been withdrawn.

         The address for the Paying Agent is as follows:

                              The Bank of New York
                 Corporate Trust Operations Reorganization Unit
                          101 Barclay Street - Floor 7E
                            New York, New York 10286

         Copies of this Company Notice may be obtained from the Paying Agent at its address set forth above.

              The date of this Company Notice is December 28, 2004